Exhibit 10.1

Execution Version

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SEVENTH AMENDMENT TO LOAN AND SECURITY Agreement, dated as of April 13, 2026 (this “Amendment”), by and among Xcel Brands, Inc., a Delaware corporation (the “Borrower”), the other Credit Parties party hereto, CLEAR MARKETS CAPITAL, LLC (DBA IPX CAPITAL, LLC), a Delaware limited liability company (“IPX”), UTG CAPITAL INC., a Delaware corporation (“UTG”; IPX and UTG are referred to herein collectively as the “Lenders”), and FEAC Agent, LLC, a Delaware limited liability company, as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns in such capacities, the “Agent”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Loan and Security Agreement.

RECITALS

WHEREAS, the Borrower, the other Credit Parties, the Lenders (as assignees of the lenders party the Loan and Security Agreement prior to the date hereof), and the Agent are party to that certain Loan and Security Agreement, dated as of December 12, 2024 (as amended to the date hereof and as further amended, restated, amended and restated, supplemented or otherwise modified in writing from time to time, including as modified by this Amendment, the “Loan and Security Agreement”); and

WHEREAS, the Borrower has requested that the Lenders and the Agent agree to make certain amendments to the Loan and Security Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Amendments to Loan and Security Agreement.  Subject to the satisfaction of the conditions precedent specified in Section 2 below, the Loan and Security Agreement is hereby amended as follows:

(a)Section 1.1 is hereby amended by adding the following terms in the appropriate alphabetical sequence:

“Common Stock Equivalents” means any securities of the Borrower or the direct or indirect Subsidiaries of the Borrower which would entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock.

“Conversion Termination Date” has the meaning assigned to such term in Section 3.7(a).

“Conversion Shares” has the meaning assigned to such term in Section 3.7(a).

“Conversion Price” has the meaning assigned to such term in Section 3.7(a).

“Distribution” has the meaning assigned to such term in Section 3.7(f).

“Outgoing Lenders” means, individually or collectively as the context may require, First Eagle Credit Opportunities Fund, First Eagle PEI Fund (Blocker) LLC and First Eagle Private Credit Fund.

“Purchase Rights” has the meaning assigned to such term in Section 3.7(e).

“Securities Purchase Documents” means the Securities Purchase Agreement, the Senior Secured Notes, the Smithline Guarantee, the Smithline Security Agreement and all other documents, instruments and agreements now or hereafter executed and/or delivered in connection therewith.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of April 13, 2026 among the Borrower, Quick Capital, LLC, IPX Capital and Smithline.

“Senior Secured Notes” means the Senior Secured Notes Due April 13, 2027 in the principal amount of $3,005,780.35 issued pursuant to the Securities Purchase Agreement.

“Seventh Amendment” means that certain Seventh Amendment to Loan and Security Agreement, dated as of April 13, 2026, by and among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and the Agents.

“Seventh Amendment Effective Date” has the meaning assigned to such term in the Seventh Amendment.

“Smithline” means Smithline Family Trust II and its successor and assigns.

“Smithline Guarantee” means the Subsidiary Guarantee dated as of April 13, 2026 made by the Guarantors in favor of Smithline, as collateral agent for the purchasers party to the Securities Purchase Agreement.

“Smithline Security Agreement” means the Security Agreement dated as of April 13, 2026 among the Credit Parties and Smithline, as collateral agent for the holders from time to time of the Senior Secured Notes.

(b)Section 1.1 is hereby amended by amending and restating the definition of “Fee Letter” in its entirety to read as follows:

“Fee Letter” means that certain Second Amended and Restated Fee Letter, dated as of the Seventh Amendment Effective Date, by and among the Agents and the Borrower.

(c)Section 3.1(a) is hereby amended and restated in its entirety as follows:

(a)Subject to Section 4 of the Seventh Amendment, the outstanding principal amount of (i) the Term Loan A shall be repaid on September 20, 2027 and (ii) the Term Loan B shall be repaid on the Term Loan Maturity Date.

(d)Article 3 is hereby amended by adding a new Section 3.7 to the end thereof as follows:

3.7Conversion to Equity.

(a)During the period beginning on the Seventh Amendment Effective Date and ending on the date upon which the Term Loan A is paid in full (the “Conversion Termination Date”), a Term Loan A Lender shall have the right (on one or more occasions) at its election, but not the obligation, to convert all or a portion of the outstanding principal amount of, and outstanding interest on, its Term Loan A into shares of common stock of the Borrower (the “Conversion Shares”).  The Conversion Shares shall be issued at the price per share equal to $1.35, subject to adjustment as provided below) (the “Conversion Price”) and the number of Conversion Shares issued to such Term Loan A Lender shall be equal to such outstanding principal amount divided by the Conversion Price.  In the case of a partial conversion of the outstanding principal amount of the Term Loan A, upon such partial conversion, the Borrower shall execute and deliver to such Term Loan A Lender, at the expense of the Borrower, a new Initial Term Loan A Note in an aggregate principal amount equal to the unconverted portion of such outstanding principal amount. No fractional Conversion Shares shall be issued upon conversion of the Term Loan A and, in lieu of any fractional Conversion Share, the Borrower shall increase the number of Conversion Shares issued to such Term Loan A Lender to the next whole number.

(b)To exercise their rights under this Section 3.7, the applicable Term Loan A Lender shall, prior to the Conversion Termination Date, notify the Borrower in writing of the amount of the Term Loan A that is to be converted into Conversion Shares. Following the date the Borrower receives such notice, the Borrower shall, within one (1) business day after receipt of such notice, issue irrevocable instructions to the Borrower’s transfer agent to issue Conversion Shares to Term Loan A Lender.

(c)Upon issuance of Conversion Shares in accordance with the provisions of this Section 3.7, the principal amount of Term Loan A so converted shall deemed to have been prepaid for the purposes of this Agreement.

(d)If, at any time the Term Loan A is outstanding, the Borrower (i) pays a stock dividend or otherwise makes a distribution or distributions on its common stock or any other equity or equity equivalent securities payable in common stock (which, for avoidance of doubt, shall not include any common stock issued by the Borrower upon conversion of the Term Loan A), (ii) subdivides outstanding common stock into a larger number of shares, (iii) combines (including by way of reverse share split or consolidation) outstanding common stock into a smaller number of shares, or (iv) issues by reclassification of common stock any shares of capital stock of the Borrower, then in each case the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of common stock (excluding treasury shares, if any) outstanding immediately before such event and the denominator of which shall be the number of shares of common stock (excluding treasury shares, if any) outstanding immediately after such event, and the number of shares issuable upon conversion of the Term Loan A shall be proportionately adjusted such that the Conversion Price shall remain unchanged.  Any adjustment made pursuant to this Section 3.7(d) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(e)In addition to any adjustments pursuant to Section 3.7(f), if at any time the Borrower grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of shares of common stock (the “Purchase Rights”), then each Term Loan A Lender will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which each Term Loan A Lender could have acquired if each Term Loan A Lender had held the number of shares of common stock acquirable upon complete conversion of the Term Loan A immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f)If, at any time the Term Loan A is outstanding, the Borrower shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all or substantially all holders of shares of common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, except to the extent an adjustment was already made pursuant to Section 3(d), each Term Loan A Lender shall be entitled to participate in such Distribution to the same extent that each Term Loan A Lender would have participated therein if each Term Loan A Lender had held the number of shares of common stock acquirable upon complete conversion of the Term Loan A immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the participation in such Distribution.

(e)Section 4.4(c) is hereby amended and restated in its entirety as follows:

(a)Notwithstanding any other provision of any Loan Document, if a Waterfall Triggering Event is continuing, all amounts collected or received by Administrative Agent (including all payments and prepayments of the Loans) and all proceeds of Collateral received by Administrative Agent shall be applied as follows:

(i)first, on a pro rata basis, to pay any fees (other than the Prepayment Fee and the Term Loan A Exit Fee (each as defined in the Fee Letter)), premiums, indemnities, or expense reimbursements then owing to any Agent from Borrower constituting Obligations;

(ii)second, on a pro rata basis, to pay (A) the Term Loan A Exit Fee and the Prepayment Fee (each as defined in the Fee Letter) set forth in the Fee Letter, in each case then owing to the Outgoing Lenders, and (B) any Assignment Fee (as defined in the Restore Assignment Agreement) set forth in the Restore Assignment Agreement then owing to Restore;

(iii)third, on a pro rata basis, to pay any fees, indemnities, or expense reimbursements then owing to the Term Loan A Lenders from Borrower constituting Obligations;

(iv)fourth, on a pro rata basis, to pay interest owing in respect of Term Loan A;

(v)fifth, (A) to pay principal on the Term Loan A, or (B) if the Administrative Agent is directed in writing by the Required Term Loan A Lenders,

as determined in their sole discretion, on a pro rata basis, to pay principal on the Term Loan A and Term Loan B;

(vi)sixth, on a pro rata basis, to pay any fees, indemnities, or expense reimbursements then owing to the Term Loan B Lenders from Borrower constituting Obligations;

(vii)seventh, on a pro rata basis, to pay interest owing in respect of Term Loan B;

(viii)eighth, on a pro rata basis, to pay principal on the Term Loan B;

(ix)ninth, on a pro rata basis, to pay any other Obligation owing to any Agent or any Lender by Borrower; and

(x)tenth, to Borrower or as Borrower shall direct or as otherwise required by applicable law.

(f)The proviso in the last sentence of Section 5.1(a)(i) is hereby amended and restated in its entirety as follows:

provided that, from and after the Second Amendment Effective Date through the later of (i) September 30, 2027 and (ii) the date that each of the Term Loan A Exit Fee (as defined in the Fee Letter), the Prepayment Fee (as defined in the Fee Letter) and the Assignment Fee (as defined in the Restore Assignment Agreement) are paid in full in cash, interest on the Term Loan B shall be paid in-kind by being capitalized and added to the principal amount of the Term Loan B on each Interest Payment Date.

(g)Section 8.1(c) is hereby amended and restated in its entirety as follows:

(c)[reserved];

(h)Section 8.1(f) is hereby amended and restated in its entirety as follows:

(f)no later than forty (40) days after the close of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2028, a copy of the Quarterly Royalty Collections Report showing actual royalties billed and collected by Credit Parties in the period covered thereby and setting forth the royalty income for such period;

(i)Clause (a) of Section 9.10 is hereby amended by deleting “and” at the end of subclause (v) thereof, add “and” at the end of subclause (vi) thereof and adding a new subclause (vii) as follows:

(vii)Indebtedness incurred pursuant to the Securities Purchase Documents, and any refinancings, refundings, renewals or extensions thereof;

(j)Section 9.11 is hereby amended and restated in its entirety as follows:

9.11Restrictions on Liens. Create or permit any Lien on any of its properties or assets, except for (a) with respect to the Borrower, (i) Permitted Liens and (ii) Liens in favor of Smithline created pursuant to, and securing the Indebtedness under, the Security Purchase Documents, (b) with respect to Halston IP, (i) Liens in favor of Administrative

Agent for the benefit of Secured Parties securing the Obligations, (ii) Liens on the Halston Collateral in favor of G-III existing as of the Closing Date and (iii) Liens in favor of Smithline created pursuant to, and securing the Indebtedness under, the Security Purchase Documents, and (c) with respect to each other Credit Party, (i) Liens in favor of Administrative Agent for the benefit of Secured Parties securing the Obligations and (ii) Liens in favor of Smithline created pursuant to, and securing the Indebtedness under, the Security Purchase Documents.

(k)Section 14.2(b) is hereby amended and restated in its entirety as follows:

(b)Notwithstanding the foregoing, (i) no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties of either Agent hereunder in a manner adverse to either Agent, as the case may be, without the prior written consent of the Applicable Agent; (ii) no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties of any Outgoing Lender in manner adverse to any Outgoing Lender, as the case may be, without the prior written consent of such Outgoing Lender; and (iii) each of the Fee Letter and the Fourth Amendment Fee Letter may be amended, or rights or privileges thereunder waived pursuant to the terms thereof.

(l)Section 14.11(b) is hereby amended and restated in its entirety as follows:

(b)Right to Assign.  Each Lender may sell, transfer, negotiate or assign (each, an “Assignment”) all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans) to (i) any Eligible Assignee, (ii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Administrative Agent and as long as no Event of Default is continuing, Borrower (which acceptances shall be deemed to have been given unless an objection is delivered to Administrative Agent within five (5) Business Days after notice of a proposed Assignment is delivered to Borrower), or (iii) with respect to the Term Loans, to any Person other than a Credit Party, an Affiliate of a Credit Party, or a natural person; provided, however, that (w) for each Loan, the aggregate outstanding principal amount (determined as of the Closing Date of the applicable Assignment) of the Loans, and Commitments subject to any such Assignment shall be in a minimum amount of $2,000,000, unless such Assignment is made to an existing Lender or an Eligible Assignee of any existing Lender, is of the assignor’s (together with its Eligible Assignees) entire interest in such facility or is made with the prior consent of Borrower (to the extent required) and Administrative Agent, (x) such Assignment shall be effective only upon the acknowledgement in writing of such sale by Administrative Agent (such acknowledgment not to be unreasonably withheld, conditioned, or delayed), and (y) interest accrued prior to and through the date of any such Assignment may not be assigned.

(m)Section 1 of Schedule II is hereby amended and restated in its entirety as follows:

1.[Reserved].

(n)Section 2 of Schedule II is hereby amended and restated in its entirety as follows:

2.Minimum Actual Revenues.  The Actual Revenues of Borrower and Included Subsidiaries on a consolidated basis at the end of each Fiscal Quarter for the testing periods set forth below shall not be less than the minimum Actual Revenue amounts set forth below in respect of the applicable brands:

Fiscal Quarter Ending	Testing Period	Minimum Actual Revenues in respect of all brands included in the Borrowing Base (prior to repayment in full of First Out Obligations)	Minimum Actual Revenues in respect of all brands included in the Borrowing Base (after repayment in full of First Out Obligations)	Minimum Actual Revenues in respect of the Halston brand (prior to repayment in full of First Out Obligations)	Minimum Actual Revenues in respect of the Halston brand (after repayment in full of First Out Obligations)
March 31, 2028	Trailing 12 Months	$14,500,000	$3,900,000	$5,871,323	$1,700,000
June 30, 2028	Trailing 12 Months	$14,500,000	$3,900,000	$6,144,533	$1,700,000
September 30, 2028	Trailing 12 Months	$14,500,000	$3,900,000	$6,417,744	$1,700,000
December 31, 2028	Trailing 12 Months	$14,500,000	$3,900,000	$6,417,744	$1,700,000

SECTION 2.Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction (or waiver by the Agent) of the following conditions (the date of satisfaction of such conditions being referred to herein as the “Seventh Amendment Effective Date”):

(a)Seventh Amendment. The Agent shall have received from each party hereto, a counterpart signed by such party (or written evidence reasonably satisfactory to the Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of this Amendment.

(b)Fee Letter.  The Agent shall have received from each party thereto, a counterpart signed by such party (or written evidence reasonably satisfactory to the Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of the Fee Letter.

(c)Assignment Agreements. The Agent shall have received (i) a duly executed Assignment Agreement, dated as of the date hereof, effecting the assignment of the outstanding Term Loan A constituting the outstanding Participation Amount (as defined in the IPX Participation Agreement) to IPX and (ii) a duly executed Assignment Agreement, dated as of the date hereof, effecting the assignment of all outstanding Term Loan B to UTG, in each case, in form and substance reasonably satisfactory to the Agent, and each such Assignment Agreement shall be in full force and effect.

(d)Intercreditor Agreement. The Agent shall have received a duly executed Intercreditor Agreement, dated as of the date hereof, by the Borrower, the Agent and Smithline, in form and substance satisfactory to the Agent.

(e)Payment of First Out Obligations. The Agent shall have received payment in full in cash of all Obligations owing to the Agents and the Outgoing Lenders (including the principal amount of the Term Loan A and accrued interest thereon and all related fees and other amounts payable pursuant to the Fee Letter and the Fourth Amendment Fee Letter, but excluding (x) the outstanding principal amount of the Term Loan A being assigned in accordance with clause (c) above and accrued interest thereon that is not yet due and payable and (y) the Term Loan A Exit Fee (as defined in the Fee Letter), the Prepayment Fee (as defined in the Fee Letter) and the Assignment Fee (as defined in the Restore Assignment Agreement)).

(f)Fees, Costs and Expenses. Prior to or substantially concurrently with the effectiveness of this Amendment, the Borrower shall have paid all documented fees, costs and expenses that are due and payable by any Credit Party to any of the Lenders or the Agent on or prior to the Seventh Amendment Effective Date, including, to the extent invoiced prior to the Seventh Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket legal fees and expenses required to be reimbursed or paid by any Credit Party under the Loan Documents.

SECTION 3.Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Credit Party represents and warrants to the Lenders and the Agent that:

(a)As of the Seventh Amendment Effective Date, the representations and warranties of the Credit Parties set forth in the Loan and Security Agreement and the other Loan Documents are true and correct in all material respects on and as of the Seventh Amendment Effective Date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all such respects as of such date or for such period.

(b)The execution, delivery and performance by each Credit Party of this Amendment are within such Credit Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Credit Party.  This Amendment has been duly executed and delivered by each Credit Party and is a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 4.Additional Covenants.  Notwithstanding anything to the contrary in the Loan and Security Agreement, the parties hereto agree that prior to the payment in full in cash of each of the Term Loan A Exit Fee (as defined in the Fee Letter), the Prepayment Fee (as defined in the Fee Letter) and the Assignment Fee (as defined in the Restore Assignment Agreement), (a) no Credit Party or Included Subsidiary shall make any scheduled or voluntary principal payments (including at maturity) on any Loans, any cash interest payments on any Loans (other than cash interest payments on Term Loan A) or any Restricted Payments (other than Restricted Payments permitted under Section 9.3 of the Loan and Security Agreement (as in effect on the Seventh Amendment Effective Date)) and (b) any mandatory prepayments required by Section 3.3 of the Loan and Security Agreement shall first be applied ratably to the Term Loan A Exit Fee (as defined in the Fee Letter), the Prepayment Fee (as defined in the Fee Letter) and the Assignment Fee (as defined in the Restore Assignment Agreement) until all of such fees are paid in full, before such mandatory prepayments are applied to the Loans.

SECTION 5.Effects on Loan Documents.  After giving effect to this Amendment on the Seventh Amendment Effective Date, the Loan and Security Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and are hereby ratified and confirmed by the Credit Parties in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of any right, power, or remedy of any Agent or the Lenders under the Loan and Security Agreement or the other Loan Documents. Each Credit Party hereby acknowledges and agrees that, after giving effect to this Amendment, all of its obligations and liabilities under the Loan and Security Agreement and the other Loan Documents to which it is a party, as such obligations and liabilities have been modified by this Amendment, are reaffirmed and remain in full force and effect. All references to the Loan and Security Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to the Loan and Security Agreement, as amended by this Amendment. Nothing contained herein shall be construed as a novation of the Obligations outstanding under and as defined in the Loan and Security Agreement, which shall remain in full force and effect, except as modified hereby.

SECTION 6.Expense Reimbursement and Indemnification.  The Borrower hereby confirms that the expense reimbursement and indemnification provisions set forth in Section 13.8 of the Loan and Security Agreement shall apply to this Amendment and the transactions contemplated hereby irrespective of whether the Seventh Amendment Effective Date occurs.

SECTION 7.Limited Role of Agent.

(a)At the request of the Lenders and the Credit Parties, FEAC Agent, LLC shall continue to serve as Agent (“First Eagle Agent”) under the Loan and Security Agreement and the other Loan Documents, subject to the limitations and conditions set forth in this Section 7, until the earlier of (x) the date that is six (6) months after the Seventh Amendment Effective Date and (y) the removal or resignation of First Eagle Agent in accordance with this Amendment and the Loan and Security Agreement. Notwithstanding anything to the contrary contained in the Loan and Security Agreement (including, without limitation, Section 13 thereof) or any other Loan Document, from and after the Seventh Amendment Effective Date, First Eagle Agent shall have no duties, responsibilities or discretion as Agent under the Loan and Security Agreement and the other Loan Documents other than (i) acting as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents, (ii) maintaining customary loan account records related to such payments, and (iii) performing such other ministerial loan servicing acts as are expressly required of the Agent under the Loan Documents.

(b)As to any matters not expressly set forth in clause (a) above (including, without limitation, (x) the enforcement of, or exercise of rights and remedies under, the Loan Documents, (y) the review or distribution to the Lenders of any notices, certificates, reports, financial statements or other documents or instruments delivered by the Credit Parties under the Loan Documents, and (z) monitoring the Collateral or performing or engaging any appraisals or field examinations), First Eagle Agent shall not be required to take any action, exercise any discretion, or grant any approval or consent. Without limiting the generality of the foregoing, First Eagle Agent may, in its sole and absolute discretion, take any action, exercise any discretion, or grant any approval or consent at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), and such direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents) shall be binding upon all Lenders. First Eagle Agent shall have no duty to inquire into, investigate, monitor or verify the accuracy of, and shall be able to rely conclusively on (and shall be fully protected in so doing), any such direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents).

(c)Each Credit Party acknowledges and agrees that so long as First Eagle Agent continues to serve as Agent, each deliverable required to be furnished to First Eagle Agent by any Credit Party (including, without limitation, any financial statements, reports, certificates and notices) under the Loan and Security Agreement or any other Loan Document shall also be furnished to each Lender.

(d)Notwithstanding the limitations on duties, responsibilities and discretion of First Eagle Agent set forth in in this Section 7, First Eagle Agent shall continue to (i) be entitled to all protections, indemnifications and limitations of liability afforded to the Agent under the Loan and Security Agreement and (ii) have the right to resign as Agent at any time in accordance with Section 13.9 of the Loan and Security Agreement.

(e)The parties hereto acknowledge and agree that (i) the Required Lenders shall have the right at any time to require that First Eagle Agent immediately resign as Agent under the Loan Documents, and (ii) if First Eagle Agent has not resigned or been removed as Agent prior to the date that is six (6) months after the Seventh Amendment Effective Date, then, from and after such date, such Person appointed by the Required Lenders in accordance with the Loan and Security Agreement, shall automatically become Agent (the “Successor Agent”). First Eagle Agent and the Successor Agent shall, at the Borrower’s sole expense, take commercially reasonable actions to execute and deliver such additional documents and take such additional actions as may be necessary to effect such succession. The limitations set forth in this Section 7 shall apply solely to First Eagle Agent and shall not apply to, or limit the rights, duties, responsibilities or discretion of, the Successor Agent, and the Successor Agent shall have all rights, duties, responsibilities, and discretion of the Agent as set forth in the Loan and Security Agreement and the other Loan Documents. Upon such resignation or removal of First Eagle Agent as Agent, First Eagle Agent shall continue to be entitled to all protections, indemnifications and limitations of liability afforded to the Agent under the Loan and Security Agreement and the other Loan Documents with respect to any actions taken or omitted to be taken while First Eagle Agent had been acting as Agent.

SECTION 8.Amendments; Severability; Etc.

(a)This Amendment may not be amended nor may any provision hereof be waived or otherwise modified except in accordance with the provisions of Section 14.2 of the Loan and Security Agreement.

(b)To the extent permitted by applicable Requirements of Law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(c)This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

(d)Credit Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

SECTION 9.Release.  Each Credit Party, for and on behalf of itself and its legal representatives, successors and assigns, fully, unconditionally, and irrevocably waives, releases, relinquishes and forever discharges the Agent, the Lenders and each of their parents, subsidiaries, and affiliates, its and their respective past, present and future directors, officers, managers, agents, employees, insurers, attorneys, representatives and all of their respective heirs, successors and assign (collectively, the “Released Parties”), of and from any and all manner of action or causes of action, suits, claims, liabilities, losses, costs, expenses, demands, judgments, damages (including compensatory and punitive damages), levies and executions of whatsoever kind, nature and/or description arising on or before the date of this Amendment, in each case whether known or unknown, asserted or unasserted, liquidated or unliquidated, joint or several, fixed or contingent, direct or indirect, contractual or tortious, which the Credit Parties, or their legal representatives, successors or assigns, ever had or now has or may claim to have against any of the Released Parties, with respect to any matter whatsoever, including, without limitation, the Loan Documents, the administration of any Loan Documents, the negotiations relating to this Amendment and the other Loan Documents executed in connection herewith and any other instruments and agreements executed by the Credit Parties in connection therewith or herewith, arising on or before the date of this Amendment.

SECTION 10.Governing Law; Waiver of Jury Trial; Jurisdiction.  THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

SECTION 11.Headings.  Section headings in this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 12.Counterparts; Electronic Execution.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment.  Any party delivering an executed counterpart of this Amendment by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

XCEL BRANDS, INC.

By:	/s/ Robert D’Loren
	Name:	Robert D’Loren
	Title:	Chairman and Chief Executive Officer

JR LICENSING, LLC
H LICENSING, LLC
H HALSTON IP, LLC
C WONDER LICENSING, LLC
XCEL DESIGN GROUP, LLC
HALSTON HOLDING COMPANY, LLC
XCEL IP HOLDINGS, LLC

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

[Signature Page to Seventh Amendment to Loan and Security Agreement]

FEAC AGENT, LLC,
as Agent

By:	First Eagle Alternative Credit, LLC
Its:	Managing Member

By:	/s/ Felicia Galeota
	Name:	Felicia Galeota
	Title:	Managing Director

[Signature Page to Seventh Amendment to Loan and Security Agreement]

CLEAR MARKETS CAPITAL, LLC

By:	/s/ Robert D’Loren
	Name:	Robert D’Loren
	Title:	President

[Signature Page to Seventh Amendment to Loan and Security Agreement]

UTG CAPITAL, INC.

By:	/s/ Chengjin (Alex) Wang
	Name:	Chengjin (Alex) Wang
	Title:	President and Chief Executive Officer

[Signature Page to Seventh Amendment to Loan and Security Agreement]